UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2018, I.D. Systems, Inc. (the “Company”) entered into an indemnity agreement with each of the Company’s directors and executive officers. Each of the indemnity agreements requires the Company, among other things, to indemnify the director or executive officer party to such indemnity agreement (the “Indemnitee”) against all expenses incurred by the Indemnitee in connection with any action or proceeding by reason of the fact that the Indemnitee is a director or officer of the Company and to advance such expenses incurred by the Indemnitee in connection with any such action or proceeding. Each of the indemnity agreements are substantially similar in form, other than the indemnity agreement for Charles Frumberg (the “Frumberg Indemnity Agreement”), which provides that the Company will indemnify any entity affiliated with Mr. Frumberg that becomes a party to, or is threatened to be made a party to, any action or proceeding and such affiliated entity’s involvement in such action or proceeding arises out of Mr. Frumberg’s service to the Company as a director.

The foregoing descriptions of the indemnity agreements and the Frumberg Indemnity Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of indemnity agreement and the Frumberg Indemnity Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement.

10.2	Indemnity Agreement, dated September 12, 2018, between I.D. Systems, Inc. and Charles Frumberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: September 13, 2018